AMENDMENT NO. 14 TO MASTER DISTRIBUTION AND
INDIVIDUAL SHAREHOLDER SERVICES PLAN

American Century ETF Trust

    THIS AMENDMENT NO. 14 TO MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN (“Amendment”) is effective as of the 22nd day of June, 2023, by AMERICAN CENTURY ETF TRUST (the “Issuer”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan (defined below).

    WHEREAS, the Issuer is party to a certain Master Distribution and Individual Shareholder Services Plan dated January 9, 2018, and amended effective July 5, 2018, September 7, 2018, September 6, 2019, January 21, 2020, April 28, 2020, September 10, 2020, November 30, 2020, June 29, 2021; November 15, 2021; January 1, 2022; March 8, 2022, September 21, 2022 and March 14, 2023 (the “Plan”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of six duly established New Series of shares titled Avantis All Equity Markets Value ETF, Avantis All International Markets Equity ETF, Avantis All International Markets Value ETF, Avantis International Small Cap Equity ETF, Avantis Moderate Allocation ETF and Avantis U.S Large Cap Equity ETF;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the series of shares titled American Century STOXX® U.S. Quality Growth ETF to American Century U.S. Quality Growth ETF; and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the series of shares titled American Century STOXX® U.S. Quality Value ETF to American Century U.S. Quality Value ETF.

    NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

    1.    Amendment of Schedule A. Schedule A to the Plan is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

    2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Plan, it is the intention of the parties that the terms of this Amendment shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment, the parties hereby confirm and ratify the Plan.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Plan shall remain unamended and shall continue to be in full force and effect.
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IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the day and year first above written.

    AMERICAN CENTURY ETF TRUST

    By: /s/ Patrick Bannigan
    Patrick Bannigan
    President

American Century ETF Trust
SCHEDULE A

    Series of the Issuer

Series                                    Date Plan Effective
AMERICAN CENTURY ETF TRUST
American Century U.S. Quality Value ETF        January 9, 2018
American Century Diversified Corporate Bond ETF        January 9, 2018
American Century U.S. Quality Growth ETF        July 5, 2018
American Century Quality Diversified International ETF        July 5, 2018
American Century Diversified Municipal Bond ETF        September 7, 2018
Avantis U.S. Equity ETF        September 6, 2019
Avantis International Equity ETF        September 6, 2019
Avantis Emerging Markets Equity ETF        September 6, 2019
Avantis U.S. Small Cap Value ETF        September 6, 2019
Avantis International Small Cap Value ETF        September 6, 2019
American Century Focused Dynamic Growth ETF        January 21, 2020
American Century Focused Large Cap Value ETF        January 21, 2020
American Century Mid Cap Growth Impact ETF        April 28, 2020
American Century Sustainable Equity ETF        April 28, 2020
Avantis Core Fixed Income ETF        September 10, 2020
Avantis Short-Term Fixed Income ETF        September 10, 2020
Avantis Core Municipal Fixed Income ETF        September 10, 2020
American Century Low Volatility ETF        November 30, 2020
American Century Quality Convertible Securities ETF        November 30, 2020
American Century Quality Preferred ETF        November 30, 2020
American Century Emerging Markets Bond ETF        June 29, 2021
American Century Multisector Income ETF        June 29, 2021
American Century Sustainable Growth ETF        June 29, 2021
Avantis Emerging Markets Value ETF        June 29, 2021
Avantis International Large Cap Value ETF        June 29, 2021
Avantis Real Estate ETF        June 29, 2021
Avantis U.S. Large Cap Value ETF        June 29, 2021
American Century Select High Yield ETF        November 15, 2021
Avantis U.S. Small Cap Equity ETF        January 1, 2022
Avantis Responsible Emerging Markets Equity ETF        March 8, 2022
Avantis Responsible International Equity ETF        March 8, 2022
Avantis Responsible U.S. Equity ETF        March 8, 2022
American Century Short Duration Strategic Income ETF        September 21, 2022
Avantis All Equity Markets ETF        September 21, 2022
Avantis Inflation Focused Equity ETF        September 21, 2022
American Century Multisector Floating Income ETF        March 14, 2023
Avantis All Equity Markets Value ETF        June 22, 2023

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J:\LG\ACETFT\12b-1 Plan\ACETFT Master Distribution Plan Amendment No. 14 6-2023.docx

Series                                    Date Plan Effective
Avantis All International Markets Equity ETF        June 22, 2023
Avantis All International Markets Value ETF        June 22, 2023
Avantis International Small Cap Equity ETF        June 22, 2023
Avantis Moderate Allocation ETF        June 22, 2023
Avantis U.S. Large Cap Equity ETF        June 22, 2023

A-2